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                                                                    EXHIBIT i(2)


                               CONSENT OF COUNSEL

                         AIM SPECIAL OPPORTUNITIES FUNDS

                         -------------------------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Large Cap Opportunities Fund, AIM Mid Cap Opportunities Fund and AIM Small Cap Opportunities Fund, which is included in Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-47949), and Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-08697), on Form N-1A of AIM Special Opportunities Funds.




                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 20, 2001